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                                                                       Exhibit 5

                                    ALLERGAN
                                2525 Dupont Drive
                                 P.O. Box 19534
                              Irvine, CA 92623-9534
                                 (714) 246-4500


Aimee S. Weisner Esq.
Attorney And Assistant Secretary
Direct: (714) 246-5505
Fax:    (714) 246-4774



January 11, 1999


Allergan, Inc.
2525 Dupont Drive
Irvine, CA  92612

Re:     Form S-8 Registration Statement
        -------------------------------

Ladies and Gentlemen:

I am an Attorney and Assistant Secretary of Allergan, Inc. (the "Company"), and in such capacity have participated in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register an aggregate of 18,431 shares of common stock, $.01 par value (the "Common Stock") of the Company. Such shares are issuable as needed pursuant to the Allergan, Inc. Stock Price Incentive Plan (the "Plan").

In rendering this opinion, I have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to my satisfaction, of such records, agreements, certificates, instruments and other documents as I have considered necessary or appropriate for purposes of this opinion. With respect to certain factual matters, I have relied upon an officer's certificate. For the purposes of my examination, I have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to me.

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Allergan, Inc.
January 11, 1999
Page 2



On the basis of and relying upon the foregoing examination and assumptions, I am of the opinion that the shares of Common Stock issuable by the Company pursuant to the Plan, when issued in accordance with the Registration Statement of the Plan, will be validly issued, fully paid and nonassessable.

I am admitted to practice law in the State of California; however, I am generally familiar with the Delaware General Corporation Law as presently in effect, and have made such inquiries as I consider necessary to render the opinions set forth herein relating to Delaware law. Except with respect to the present general corporation laws of the State of Delaware, this opinion is limited to the present laws of the United States of America and the State of California and the present judicial interpretations thereof. No opinion is expressed by me as to the effect of the laws of any other jurisdiction or as to matters of conflict or choice of law. I undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to my attention after the date hereof.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ Aimee S. Weisner
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Aimee S. Weisner
Attorney and Assistant Secretary